Exhibit 5.1

ReedSmith
                                                                                                                                 101 Second Street
Suite 1800
San Francisco, CA 94105-3659
+1 415 543 8700
Fax +1 415 391 8269
reedsmith.com

December 23, 2013

Trio-Tech  International
16139 Wyandotte Street
Van Nuys, California, 91406

Ladies & Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Trio-Tech International, a California corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offer and sale of up to I 00,000 shares of the Company's Common Stock, no par value per share (the "Shares"),  issuable pursuant to its 2007 Directors Equity Incentive Plan (the "Plan").

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the Plan, the Certificate of Incorporation as amended and corrected, of the Company, the Bylaws of the Company, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent the Shares are issued in accordance with the Plan, such Shares will be validly issued, fully paid and non assessable.

We express no opinion herein as to the laws of any state or jurisdiction other that the laws of the State of California.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein.

Very truly yours,

/s/ ReedSmith